EXHIBIT 10.34
ALPHA NATURAL RESOURCES, INC.
NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN
Deferral Commitment and Beneficiary Designation Form
I, [name], a non-employee director of Alpha Natural Resources, Inc., a Delaware corporation (the “Company”), pursuant to the Alpha Natural Resources, Inc. Non-Employee Directors Deferred Compensation Plan (the “Plan”), hereby make the following elections with respect to my Compensation (as defined in the Plan and as specified below); subject to the terms and conditions of the Plan, which are incorporated herein by reference. Capitalized terms used herein but not otherwise defined have the meanings given to such terms in the Plan.
1. Irrevocable Elections Regarding Deferral of Compensation
To defer the following percentages (including zero) of the Compensation components identified below (to the extent applicable) — for each item below, please designate a percentage of 0%, 50% or 100%, inclusive (if no percentage is designated for an item below, you will be deemed to have elected to defer 0% (i.e., no deferral):
______ Percentage of the Annual Board Retainer that is otherwise payable to me
______ Percentage of the Annual Lead Director Retainer, if any, that is otherwise payable to me
______ Percentage of the Annual Committee Chair Retainer that is otherwise payable to me
______ Percentage of the Board Meeting Fees that are otherwise payable to me
______ Percentage of the Committee Meeting Fees that are otherwise payable to me
2. Irrevocable Elections Regarding Form of Deferral — Cash or Shares
For each of the Compensation components above, please designate the percentage (0%, 50% or 100%) of the deferral that should be credited to your Cash Account and the percentage (0%, 50% or 100%) of the deferral that should be credited to your Share Unit Account (for each Compensation Component, the sum of the designated percentages should equal 100%). To the extent you do not designate percentages equal to 100% for each Compensation component, you will be deemed to have any deferrals credited to your Cash Account:

* Any deferred Annual Board Retainer shall be credited under the Plan as follows:
______ % Credited to your Cash Account
______ % Credited to your Share Unit Account
Total 100%
* Any deferred Annual Lead Director Retainer, if any, shall be credited under the Plan as follows:
______ % Credited to your Cash Account
______ % Credited to your Share Unit Account
Total 100%
* Any deferred Annual Committee Chair Retainer shall be credited under the Plan as follows:
______ % Credited to your Cash Account
______ % Credited to your Share Unit Account
Total 100%
* Any deferred Board Meeting Fees shall be credited under the Plan as follows:
______ % Credited to your Cash Account
______ % Credited to your Share Unit Account
Total 100%
* Any deferred Committee Meeting Fees shall be credited under the Plan as follows:
______ % Credited to your Cash Account
______ % Credited to your Share Unit Account
Total 100%
3. Beneficiary Designation
If I shall cease to be a director of the Company by reason of my death, or if I shall die after I become entitled to a distribution under the Plan but prior to receipt of the entire distribution to which I am entitled, then all of the distribution to which I am entitled under the Plan and which has not been distributed to me at the date of my death shall be distributed to _____________________________ (insert name of beneficiary). If no beneficiary is named, distributions shall be made as provided in the Plan.

4. Terms Common to the Elections
With respect to the foregoing elections, I understand that:
(a) except as specified below, I understand that this deferral election shall be subject to the terms and conditions of the Plan, as amended, and will remain in effect from year to year and be irrevocable unless otherwise changed by me in a timely manner or otherwise terminated in accordance with the terms of the Plan;
(b) I understand that with respect to any amounts deferred under this Plan, I am a general unsecured creditor of the Company and that the Plan constitutes a mere promise by the Company to make benefit payments in the future;
(c) if I have filed this Deferral Commitment within 30 calendar days of the date on which I first become eligible to make elections with respect to my Compensation under the Plan, the election(s) I have made will be effective for the Compensation that I earn and that is payable to me after the date that I file this Deferral Commitment with the Company;
(d) neither I nor my legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares payable upon distribution of a deferred share unit unless and until certificates for such Shares, or other evidence of ownership, have been issued and delivered to me;
(e) this Deferral Commitment is intended to comply with Section 409A of the Code and shall be administered, interpreted and construed accordingly;
(f) this Deferral Commitment shall become irrevocable as of the close of business on each December 31st of the calendar year preceding the calendar year that contains the start of the service period to which it applies (or immediately with respect to initial eligibility elections), and shall be cancelled only upon my death or Disability or an Unforeseeable Emergency to the extent consistent with Section 409A of the Code;
(g) the Company has not and will not provide me with any advice or opinion regarding the tax consequences of this election and the Plan, and I am solely responsible for obtaining my own tax advisor with respect to these matters;
(h) the Company shall not be liable for, and nothing provided or contained in this Deferral Commitment or the Plan will be construed to obligate or cause the Company to be liable for, any tax, interest or penalties imposed on me related to or arising with respect to any violation of Section 409A of the Code; and

(i) in the event of any discrepancy between the Plan and this Deferral Commitment, the Plan shall control.

Date:

[name]

Receipt acknowledged on behalf of the Company:

Date:	By

Its

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